Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Media Relations:	CarolAnn Hibbard, (508) 661-2264, news@ameresco.com
	Investor Relations:	Andrew Spence, (508) 661-2212, ir@ameresco.com
Ameresco Reports Fourth Quarter and Full Year 2010 Financial Results

•	Fourth quarter revenues of $179.3 million, an increase of 35% year-over-year

•	Record 2010 revenues of $618.2 million, an increase of 44% year-over-year

•	Record 2010 net income of $28.7 million, an increase of 44% year-over-year

•	Record 2010 earnings per diluted share of $0.69, an increase of 14% year-over-year

FRAMINGHAM, MA - February 17, 2011 - Ameresco, Inc. (NYSE:AMRC) a leading energy efficiency and renewable energy company, today announced financial results for the fiscal year and quarter ended December 31, 2010.
Ameresco reported record full year 2010 financial results. Total revenues were $618.2 million for the full year 2010 compared to $428.5 million for the same period in 2009, an increase of 44% year-over-year. Full year 2010 operating income was $46 million compared to $25.3 million for 2009, an increase of 82% year-over-year. Full year 2010 EBITDA was $59.9 million compared to $35.1 million in 2009, an increase of 71% year-over-year. Net income for the full year 2010 was $28.7 million compared with $19.9 million in 2009, an increase of 44% year-over-year. Full year 2010 earnings per diluted share was $0.69 compared to $0.61 per diluted share for 2009.
“Energy efficiency solutions are gaining traction. Commercial, industrial and government organizations are realizing that implementing clean energy solutions not only benefits the environment, but their constituents as well through lower costs, improved cash flows and greener footprints,” stated George Sakellaris, president and chief executive officer of Ameresco. “Ameresco benefited from these trends, finishing our first year as a public company by delivering strong fourth quarter financial results and achieving a record year across the board. We will continue to focus on effectively executing our strategic plan, implementing and efficiently replacing our backlog, and exploring strategic opportunities that we believe will increase our market penetration and broaden our reach. We believe we are well-positioned for future growth.”
A successful fourth quarter contributed to the Company's full year 2010 results, driven by strong market demand for energy solutions, unseasonably high installation activity, and increased operational efficiencies. Ameresco had revenues of $179.3 million in the fourth quarter of 2010, compared to $133.4 million in the fourth quarter of 2009, an increase of 35%. Operating income for the fourth quarter of 2010 was $12.5 million compared to $11.3 million in fourth quarter 2009, an increase of 11% year-over-year. EBITDA for the fourth quarter of 2010 increased 11% over the fourth quarter of 2009 to $15.8 million.

The fourth quarter 2010 increase in operating income was off-set by a higher effective tax rate and increased interest expense when compared to fourth quarter 2009. As a result, net income for the fourth quarter of 2010 was $7.7 million, compared to $9.6 million in the fourth quarter of 2009. Net income per diluted share was $0.17 in the fourth quarter of 2010 compared to $0.27 per diluted share in the same quarter of 2009. Net income per diluted share declined year-over-year due to the decrease in net income and a higher number of shares outstanding following the Company's initial public offering in July 2010.

Additional 2010 Operating Highlights:

•	Ameresco's businesses contributed double digit revenue increases across all regions and markets during fiscal year 2010.

•	Operating cash flows were $22.9 million for 2010.

•	Revenue generated from backlog was $507 million for full year 2010, an increase of 50%.

•	Total backlog of contracted and awarded but not yet contracted projects remains strong at $1.13 billion.

•
Ameresco continued its success in its integrated photovoltaic (PV) business with some noteworthy projects: the Veterans Administration Medical Center in Salt Lake City, Utah; City of Englewood, Colorado; Commonwealth of Massachusetts Department of Energy and Resources; City of Lowell, Massachusetts; Greater Essex District School Board in Ontario, Canada; and the Grand Erie District School Board in Ontario, Canada.

•	Ameresco placed three biogas facilities into service and commenced permitting and installation of five new biogas projects.

•	Ameresco increased its presence in the northwestern United States by completing the acquisition of Quantum Engineering and Development.

•	Ameresco continued to expand its expertise and geographic reach in 2010, increasing headcount 16.5% and adding five new offices. Of the new hires, 89% are field-based positions.

FY 2011 Guidance
For the year ending December 31, 2011, Ameresco expects that it will earn total revenues in the range of $690 million to $705 million, that EBITDA will be in the range of $67 million to $70 million, and that net income will be in the range of $35 million to $37 million. The Company also expects that net income per diluted share for 2011 will be in the range of $0.75 to $0.79.

Webcast Reminder

Ameresco will hold its earnings conference call today, February 17, at 10:30 a.m. Eastern Time with President and CEO, George Sakellaris, and Vice President and Chief Financial Officer, Andrew Spence, to discuss details regarding the Company's full year and fourth quarter 2010 results, business outlook and strategy. Participants may access it by dialing domestically (888) 713-4217 or internationally (617) 213-4869. The passcode is 69406927. Participants are advised to dial-in at least ten minutes prior to the call to register. Those who wish to listen only to the conference call webcast may visit the "Investor Relations" section of the Company's website at www.ameresco.com.

Pre-Registration for the call is also available at:
https://www.theconferencingservice.com/prereg/key.process?key=PXHLF7UUW. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

Use of Non-GAAP Financial Measures

This press release and the accompanying tables reflect EBITDA, which is a non-GAAP financial measure. For a description of this non-GAAP financial measure, including the reasons management uses this measure; please see the section of the accompanying tables titled "Non-GAAP Financial Measures" in Exhibit A. For a reconciliation from GAAP to Non-GAAP financials, please see Other Non-GAAP Disclosures on the accompanying tables.

About Ameresco, Inc.

Ameresco, Inc. was incorporated in Delaware in April 2000 and is a leading independent provider of comprehensive energy efficiency and renewable energy solutions for facilities throughout North America. Ameresco's solutions include upgrades to a facility's energy infrastructure, and the development, construction, and operation of renewable energy plants. With corporate headquarters located in Framingham, MA, Ameresco has 55 offices in 29 states and four Canadian provinces. For more information, visit www.ameresco.com.

Safe Harbor Statement

Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about backlog, estimated future revenues, EBITDA and net income, as well as other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including demand for Ameresco's energy efficiency and renewable energy solutions; the Company's ability to arrange financing for its projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the timing of work Ameresco does on projects where it recognizes revenue on a percentage of completion basis; seasonality in construction and in demand for its products and services; a customer's decision to delay the Company's work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; and other factors discussed in Ameresco's Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission on November 15, 2010. In addition, the forward-looking statements included in this press release represent Ameresco's views as of the date of this press release. Ameresco anticipates that subsequent events and developments will cause its views to change. However, while Ameresco may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Ameresco's views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2010
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$47,927,540	$44,691,021
Restricted cash	9,249,885	9,197,447
Accounts receivable, net	61,279,515	69,541,920
Accounts receivable retainage	9,242,288	14,536,071
Costs and estimated earnings in excess of billings	14,009,076	39,754,744
Inventory, net	4,237,909	6,780,092
Prepaid expenses and other current assets	8,077,761	13,310,277
Income tax receivable	—	2,511,542
Deferred income taxes	9,279,473	12,078,072
Project development costs	8,468,974	7,556,345
Total current assets	171,772,421	219,957,531
Federal ESPC receivable financing	51,397,347	194,684,135
Property and equipment, net	4,373,256	5,406,387
Project assets, net	117,637,990	145,147,475
Deferred financing fees, net	3,582,560	3,412,186
Goodwill	16,132,429	18,624,629
Other assets	10,648,605	3,154,636
	203,772,187	370,429,448
	$375,544,608	$590,386,979

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$8,093,016	$4,722,118
Accounts payable	75,578,378	96,542,126
Accrued liabilities	18,362,674	15,088,250
Billings in excess of cost and estimated earnings	28,166,364	27,555,894
Income taxes payable	2,129,529	2,488,672
Total current liabilities	132,329,961	146,397,060
Long-term debt:
Long-term debt, less current portion	102,807,203	202,409,484
Subordinated debt	2,998,750	—
Deferred income taxes	11,901,645	16,994,087
Deferred grant income	4,158,508	4,200,929
Other liabilities	18,578,754	25,333,688
	140,444,860	248,938,188
Stockholders' equity:
Series A convertible preferred stock, $0.0001 par value, 3,500,000 shares authorized, 3,210,000 shares issued and outstanding at 12/31/2009, no shares issued and outstanding at 12/31/2010	321	—

	December 31,
	2009	2010
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at 12/31/2009 and 12/31/2010	—	—
Common stock, $0.0001 par value, 60,000,000 shares authorized, 17,998,168 shares issued and 13,282,284 outstanding at 12/31/2009, no shares issued and outstanding at 12/31/2010	1,800	—
Class A Common stock, $0.0001 par value, 500,000,000 shares authorized, no shares issued and outstanding at 12/31/2009, 27,925,649 shares issued and 23,092,365 outstanding at 12/31/2010	—	2,793
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, no shares issued and outstanding at 12/31/2009, 18,000,000 shares issued and outstanding at 12/31/2010	—	1,800
Additional paid-in capital	10,466,312	74,069,087
Retained earnings	97,882,985	126,609,101
Accumulated other comprehensive income	2,831,970	3,551,521
Less - treasury stock, at cost, 4,715,884 shares and 4,833,284 shares, respectively	(8,413,601)	(9,182,571)
Total stockholders' equity	102,769,787	195,051,731
	$375,544,608	$590,386,979

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Three Months Ended December 31,
	2009	2010
	(Unaudited)
Revenue:
Energy efficiency revenue	$99,344,814	$131,751,118
Renewable energy revenue	34,032,801	47,591,019
	133,377,615	179,342,137
Direct expenses:
Energy efficiency expenses	82,759,076	110,589,160
Renewable energy expenses	23,874,565	37,484,158
	106,633,641	148,073,318
Gross profit	26,743,974	31,268,819
Operating expenses:
Salaries and benefits	9,456,066	8,827,730
Project development costs	2,736,880	5,783,237
General, administrative and other	3,270,744	4,155,289
	15,463,690	18,766,256
Operating income	11,280,284	12,502,563
Other income (expenses), net	50,522	(998,129)
Income before provision for income taxes	11,330,806	11,504,434
Income tax provision	1,756,491	3,804,551
Net income	9,574,315	7,699,883
Other comprehensive income (loss):
Unrealized gain from interest rate hedge, net of tax	—	1,363,788
Foreign currency translation adjustment	261,110	963,633
Comprehensive income	$9,835,425	$10,027,304
Net income per share attributable to common shareholders:
Basic	$0.85	$0.19
Diluted	$0.27	$0.17
Weighted average common shares outstanding:
Basic	11,224,458	41,086,998
Diluted	35,306,526	46,147,728
OTHER NON-GAAP DISCLOSURES
Gross margins:
Energy efficiency revenue	16.7%	16.1%
Renewable energy revenue	29.8%	21.2%
Total	20.1%	17.4%
Operating expenses as a percent of revenue	11.6%	10.5%
Earnings before interest, taxes, depreciation and amortization (EBITDA):
Operating income	$11,280,284	$12,502,563
Depreciation and impairment	1,671,338	2,560,922
Stock-based compensation	1,324,321	740,157
EBITDA	$14,275,943	$15,803,642
EBITDA margin	10.7%	8.8%
Construction backlog:
Awarded	$705,950,788	$482,878,178
Fully-contracted	597,853,401	651,232,855
Total construction backlog	$1,303,804,189	$1,134,111,033

Note: Awarded represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Years Ended December 31,
	2009	2010
		(Unaudited)
Revenue:
Energy efficiency revenue	$340,635,122	$455,329,696
Renewable energy revenue	87,881,467	162,896,963
	428,516,589	618,226,659
Direct expenses:
Energy efficiency expenses	282,344,502	378,084,610
Renewable energy expenses	66,472,031	129,439,629
	348,816,533	507,524,239
Gross profit	79,700,056	110,702,420
Operating expenses:
Salaries and benefits	28,273,987	30,721,486
Project development costs	9,599,862	13,676,795
General, administrative and other	16,532,355	20,311,842
	54,406,204	64,710,123
Operating income	25,293,852	45,992,297
Other income (expenses), net	1,562,910	(5,080,546)
Income before provision for income taxes	26,856,762	40,911,751
Income tax provision	6,949,614	12,185,635
Net income	19,907,148	28,726,116
Other comprehensive income (loss):
Unrealized loss from interest rate hedge, net of tax	—	(933,879)
Foreign currency translation adjustment	3,530,723	1,653,430
Comprehensive income	$23,437,871	$29,445,667
Net income per share attributable to common shareholders:
Basic	$1.99	$1.12
Diluted	$0.61	$0.69
Weighted average common shares outstanding:
Basic	9,991,912	25,728,314
Diluted	32,705,617	41,513,482
OTHER NON-GAAP DISCLOSURES
Gross margins:
Energy efficiency revenue	17.1%	17.0%
Renewable energy revenue	24.4%	20.5%
Total	18.6%	17.9%
Operating expenses as a percent of revenue	12.7%	10.5%
Earnings before interest, taxes, depreciation and amortization (EBITDA):
Operating income	$25,293,852	$45,992,297
Depreciation and impairment	6,633,690	11,419,186
Stock-based compensation	3,168,721	2,498,660
EBITDA	$35,096,263	$59,910,143
EBITDA margin	8.2%	9.7%

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,
	2009	2010
	(Unaudited)
Cash flows from operating activities:
Net income	$9,574,315	$7,699,883
Adjustment to reconcile net income to cash provided by investing activities:
Depreciation of project assets	1,331,826	2,011,041
Depreciation of property and equipment	339,512	549,880
Amortization of deferred financing fees	93,043	92,369
Provision for bad debts	224,810	126,219
Gain on sale of assets	(691,292)	—
Unrealized gain on interest rate swaps	(629,183)	—
Stock-based compensation expense	1,324,321	740,157
Deferred income taxes	2,982,372	2,556,481
Changes in operating assets and liabilities:
(Increase) decrease in:
Restricted cash draws	11,439,330	42,086,566
Accounts receivable	10,025,216	22,773,872
Accounts receivable retainage	6,383,560	3,089,145
Federal ESPC receivable financing	(25,844,770)	(51,065,660)
Inventory	1,543,393	(1,470,915)
Costs and estimated earnings in excess of billings	6,057,847	(6,849,359)
Prepaid expenses and other current assets	872,543	358,680
Project development costs	4,887,503	1,716,435
Other assets	(2,360,935)	837,934
Increase (decrease) in:
Accounts payable and accrued expenses	22,857,457	2,941,987
Billings in excess of cost and estimated earnings	(5,282,082)	(3,569,795)
Other liabilities	2,055,407	3,964,429
Income taxes payable	1,204,148	666,161
Net cash provided by operating activities	48,388,341	29,255,510
Cash flows from investing activities:
Purchases of property and equipment	(367,345)	(1,251,391)
Purchases of project assets	(5,254,404)	(12,230,199)
Acquisitions, net of cash received	—	(164,065)
Net cash used in investing activities	(5,621,749)	(13,645,655)
Cash flows from financing activities:
Payments of financing fees	(2,724,854)	(73,113)
Proceeds from options and warrant exercises and issuance of stock	874,760	10,380
Payments on senior secured credit facility	(10,129,000)	—
Proceeds from long-term debt financing	121,680	(65,036)
Restricted cash	1,961,655	(342,555)
Payments on long-term debt	(965,148)	(422,058)
Net cash used in financing activities	(10,860,907)	(892,382)
Effect of exchange rate changes on cash	554,310	707,547
Net increase in cash and cash equivalents	32,459,995	15,425,020
Cash and cash equivalents, beginning of period	15,467,545	29,266,001
Cash and cash equivalents, end of year	$47,927,540	$44,691,021

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2009	2010
		(Unaudited)
Cash flows from operating activities:
Net income	$19,907,148	$28,726,116
Adjustment to reconcile net income to cash provided by investing activities:
Depreciation of project assets	5,260,805	9,634,891
Depreciation of property and equipment	1,372,885	1,784,295
Amortization of deferred financing fees	254,705	566,772
Provision for bad debts	552,368	126,219
Gain on sale of assets	(691,292)	—
Write-down of long-term receivable	—	2,111,000
Unrealized (gain) loss on interest rate swaps	(2,263,802)	133,591
Stock-based compensation expense	3,168,721	2,498,660
Deferred income taxes	3,400,628	2,556,481
Changes in operating assets and liabilities:
(Increase) decrease in:
Restricted cash draws	33,051,426	151,022,923
Accounts receivable	(11,033,926)	(1,263,281)
Accounts receivable retainage	5,029,832	(4,402,580)
Federal ESPC receivable financing	(52,900,979)	(161,588,391)
Inventory	3,222,762	(2,542,183)
Costs and estimated earnings in excess of billings	(3,651,857)	(23,509,824)
Prepaid expenses and other current assets	(1,591,213)	(5,159,723)
Project development costs	1,987,761	925,531
Other assets	3,846,224	7,419,953
Increase (decrease) in:
Accounts payable and accrued expenses	27,280,548	9,691,890
Billings in excess of cost and estimated earnings	6,819,869	(1,258,620)
Other liabilities	8,945	5,666,510
Income taxes payable	2,264,750	(280,200)
Net cash provided by operating activities	45,296,308	22,860,030
Cash flows from investing activities:
Purchases of property and equipment	(1,797,949)	(2,613,267)
Purchases of project assets	(19,841,648)	(37,013,261)
Acquisitions, net of cash received	(674,110)	(6,303,006)
Net cash used in investing activities	(22,313,707)	(45,929,534)
Cash flows from financing activities:
Payments of financing fees	(2,804,759)	(1,373,171)
Proceeds from options and warrant exercises and issuance of stock	874,760	60,073,139
Repurchase of stock	(874,948)	(768,970)
Payments on senior secured credit facility	(14,578,242)	(19,915,218)
Proceeds from long-term debt financing	28,196,538	747,362
Restricted cash	(3,092,590)	(6,298,988)
Repayment of subordinated debt	—	(2,998,750)
Payments on long-term debt	(3,592,073)	(10,970,656)
Net cash provided by financing activities	4,128,686	18,494,748
Effect of exchange rate changes on cash	2,667,108	1,338,237
Net increase (decrease) in cash and cash equivalents	29,778,395	(3,236,519)
Cash and cash equivalents, beginning of year	18,149,145	47,927,540
Cash and cash equivalents, end of year	$47,927,540	$44,691,021

Exhibit A: Non-GAAP Financial Measures
Ameresco defines EBITDA as operating income before depreciation and impairment expense and share-based compensation expense. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or any other measure of financial performance calculated and presented in accordance with GAAP.
The Company believes EBITDA is useful to investors in evaluating its operating performance for the following reasons: EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing Ameresco's EBITDA in different historical periods, investors can evaluate its operating results without the additional variations of depreciation and amortization expense, and share-based compensation expense.
Ameresco's management uses EBITDA: as a measure of operating performance, because it does not include the impact of items that management does not consider indicative of our core operating performance; for planning purposes, including the preparation of the annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of Ameresco's business strategies; and in communications with the board of directors and investors concerning Ameresco's financial performance.
The Company understands that, although measures similar to EBITDA are frequently used by investors and securities analysts in their evaluation of companies, EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for GAAP operating income or an analysis of Ameresco's results of operations as reported under GAAP. Some of these limitations are: EBITDA does not reflect the Company's cash expenditures or future requirements for capital expenditures or other contractual commitments; EBITDA does not reflect changes in, or cash requirements for, Ameresco's working capital needs; EBITDA does not reflect stock-based compensation expense; EBITDA does not reflect cash requirements for income taxes; EBITDA does not reflect net interest income (expense); although depreciation, amortization and impairment are non-cash charges, the assets being depreciated, amortized or impaired will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for these replacements; and other companies in Ameresco's industry may calculate EBITDA differently than it does, limiting its usefulness as a comparative measure.
To properly and prudently evaluate Ameresco's business, the Company encourages investors to review its GAAP financial statements included above, and not to rely on any single financial measure to evaluate the business. Please refer to the above reconciliation of EBITDA to operating income, the most comparable GAAP measure.